Exhibit 99.1

First Data Reports Fourth Quarter and Full Year 2018 Financial Results
and Provides Full Year 2019 Guidance

•	Q4 results and 2019 guidance in line with preliminary results reported on January 16th

•	Q4 consolidated revenue of $2,399 million, down 24%; Full year consolidated revenue of $9,498 million, down 21%, reflecting the adoption of ASC 606

•
Q4 total segment revenue of $2,185 million, up 3% as reported(a), up 2% on a comparable accounting basis(b), up 6% on an organic constant currency basis(c); Full year total segment revenue of $8,657 million, up 7% reported(a), up 6% on both a comparable accounting basis(b) and organic constant currency basis(c)

•	Q4 net income attributable to First Data diluted EPS of $0.17; Full year net income attributable to First Data diluted EPS of $1.05

•	Q4 adjusted diluted EPS of $0.38; Full year adjusted diluted EPS of $1.41

•
Q4 total segment EBITDA of $855 million, up 1% as reported(a), up 2% on a comparable accounting basis(b), up 7% on an organic constant currency basis(c);    Full year total segment EBITDA of $3,264 million, up 6% reported(a), up 7% on a comparable accounting basis(b), up 8% on an organic constant currency basis(c)

•	Q4 cash flow from operations of $498 million; Full year cash flow from operations of $2,307 million

•	Q4 free cash flow of $284 million; Full year free cash flow of $1,474 million

NEW YORK, FEBRUARY 6, 2019 - First Data Corporation (NYSE: FDC), a global leader in commerce-enabling technology, today reported financial results for the fourth quarter and full year ended December 31, 2018.

On January 16, 2019, First Data and Fiserv, Inc. announced that their boards of directors unanimously approved a definitive agreement under which First Data will combine with Fiserv in an all-stock transaction. Following the close of the transaction, Fiserv shareholders will own 57.5% of the combined company, and First Data shareholders will own 42.5%, on a fully diluted basis. The transaction is subject to customary closing conditions and is expected to close in the second half of 2019.

"We finished the year with a strong fourth quarter across our global business lines," said First Data Chairman and CEO Frank Bisignano. "We enter 2019 with excellent momentum across our important growth initiatives and with confidence that our recently announced merger with

(a)
GAAP growth rate -- Consolidated revenue, segment revenue and segment EBITDA reflect New Reporting Standards, including the modified retrospective application of ASC 606 (the New Revenue Standard). See Form 8-K filed on April 16, 2018, for full description of the New Reporting Standards and their impact on 2017 results.

(b)	Non-GAAP growth rate -- Growth rate adjusted to retrospectively apply ASC 606 to the prior year period, providing a consistent basis of accounting to both periods.

(c)
Non-GAAP growth rate -- Organic constant currency growth (“Organic CC growth”) is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures in the prior year period; (3) includes the results of significant acquisitions in the prior year period; and (4) is adjusted to retrospectively apply ASC 606 to the prior year period.

Fiserv will position the combined company well to serve its clients through an expanded set of solutions, drive further innovation, and ultimately create significant value for shareholders."

Consolidated revenue for the fourth quarter was $2,399 million, down 24% compared to the prior year period. Consolidated revenue in 2018 reflects the impact from the adoption of new accounting standards required under ASC 606, which negatively affected comparability relative to the prior year period. Total segment revenue was $2,185 million for the quarter, up 3% versus the prior year period on a reported basis(a), up 2% on a comparable accounting basis(b), or up 6% on an organic constant currency basis(c).

Net income attributable to First Data for the fourth quarter of 2018 was $162 million, or $0.17 per diluted share, down 83% from comparable figures in the fourth quarter of 2017, primarily driven by the non-recurrence of significant favorable discrete tax items in the prior year period and a significant loss on debt extinguishment in the current quarter, partially offset by improved current quarter operating results.

Adjusted net income, which modifies net income for items such as gains/losses from divestitures, debt extinguishment charges, stock-based compensation, amortization of acquisition intangibles, restructuring costs, certain discrete tax items and other items, was $364 million, or $0.38 per diluted share, down 13% and 14%, respectively, from comparable figures in the fourth quarter of 2017. The decrease was primarily driven by a normalized adjusted effective tax rate and unfavorable foreign currency movements in the quarter, partially offset by improved current quarter operating results. Unfavorable year-over-year foreign currency movements negatively impacted adjusted net income per diluted share by $0.03 in the quarter.

Total segment earnings before interest, taxes, depreciation, and amortization (total segment EBITDA) in the fourth quarter of 2018 was $855 million, up 1% versus the prior year period on a reported basis(a), up 2% on a comparable accounting basis(b), or up 7% on an organic constant currency basis(c). Total segment EBITDA margin was 39.1%, down 20 basis points on a comparable accounting basis(b), or up 20 basis points on an organic constant currency basis(c).

Segment Results

Global Business Solutions (GBS)

Fourth quarter 2018 GBS segment revenue was $1,421 million, up 9% versus the prior year period on a reported basis(a), up 6% on a comparable accounting basis(b), or up 8% on an organic constant currency basis(c). Within geographic regions, North America revenue of $1,102 million was up 11% versus the prior year period on a reported basis(a), up 7% on a comparable accounting basis(b), or up 5% on an organic constant currency basis(c). Performance in North America reflected continued strong growth in the Partner Solutions channel, partially offset by a modest decline in the JV channel. EMEA revenue was $178 million, up 2% on both a reported(a) and comparable accounting basis(b), or up 6% on an organic constant currency basis(c). Latin America revenue was $87 million, up 12% on a reported basis(a), flat on a comparable accounting basis(b), or up 45% on an organic constant currency basis(c). APAC revenue was $54 million, up 13% on a reported basis(a), up 9% on a comparable accounting basis(b), or up 15% on an organic constant currency basis(c).

Fourth quarter 2018 GBS segment EBITDA was $514 million, up 4% versus the prior year period on both a reported(a) and comparable accounting basis(b), or up 8% on an organic constant currency basis(c). GBS Segment EBITDA margin was 36.2%, down 50 basis points on a comparable accounting basis(b), or up 10 basis points on an organic constant currency basis(c).

Global Financial Solutions (GFS)

Fourth quarter 2018 GFS segment revenue was $375 million, down 9% versus the prior year period on a reported basis(a), down 8% on a comparable accounting basis(b), or up 7% on an organic constant currency basis(c). Within geographic regions, North America revenue of $226 million was down 6% on both a reported(a) and comparable accounting basis(b), or up 2% on an organic constant currency basis(c). EMEA revenue was $87 million, down 22% versus the prior year period on a reported basis(a), down 21% on a comparable accounting basis(b), or up 8% on an organic constant currency basis(c). Latin America revenue was $33 million, up 1% versus the prior year period on both a reported(a) and comparable accounting basis(b), or up 27% on an organic constant currency basis(c). APAC revenue was $29 million, up 19% versus the prior year period on both a reported(a) and comparable accounting basis(b), or up 26% on an organic constant currency basis(c).

Fourth quarter 2018 GFS segment EBITDA was $159 million, down 13% versus the prior year period on a reported basis(a), down 11% on a comparable accounting basis(b), or up 2% on an organic constant currency basis(c). GFS Segment EBITDA margin was 42.4%, down 160 basis points on a comparable accounting basis(b), or down 210 basis points on an organic constant currency basis(c).

Network & Security Solutions (NSS)

Fourth quarter 2018 NSS segment revenue was $389 million, down 4% versus the prior year period on a reported basis(a), or down 1% on both a comparable accounting(b) and organic constant currency basis(c), as modest growth within the EFT business was offset by modest declines in the Stored Value and Security and Fraud businesses.

Fourth quarter 2018 NSS segment EBITDA was $215 million, up 3% versus the prior year period on a reported(a), comparable accounting(b) and organic constant currency basis(c). NSS

Segment EBITDA margin was 55.3%, up 200 basis points on both a comparable accounting basis(b) and organic constant currency basis(c).

Cash Flow

In the fourth quarter of 2018, cash flow from operations was $498 million, up $33 million compared to $465 million in the prior year period. Free cash flow, which the Company defines as cash flow from operations less capital expenditures, distributions to minority interests and other, was $284 million in the current quarter, compared to $280 million in the prior year period.

For the full year 2018, cash flow from operations was $2,307 million, up $260 million compared to $2,047 million in the prior year. Free cash flow was $1,474 million in full year 2018, up $115 million compared to $1,359 million in the prior year.

Capital Structure

First Data's total borrowings at December 31, 2018 decreased by $1,599 million to $17,599 million, from $19,198 million at December 31, 2017. The decrease was driven by debt paydowns during the year. Net debt at December 31, 2018 decreased by $1,707 million to $16,914 million, from $18,621 million at December 31, 2017.

2019 Guidance

Today the Company announced full year 2019 financial guidance in line with its preliminary guidance provided on January 16, 2019. This guidance does not include any impact related to the previously announced merger with Fiserv.

The guidance provided excludes the impact of previously announced dispositions and holds foreign exchange rates constant versus the year-ago comparable period (referred to as "organic constant currency").

Key metric guidance for full year 2019:

•	Total segment revenue: organic constant currency growth of 5% to 6%

◦	Reported segment revenue in 2019 will be negatively impacted by $135 million from businesses that were divested in 2018

◦	Reported segment revenue in 2019 is expected to be negatively impacted by approximately $110 million from adverse foreign currency movements, based on current foreign exchange projections

•	Total segment EBITDA: organic constant currency growth of 6% to 8%

◦	Reported segment EBITDA in 2019 will be negatively impacted by $35 million from businesses that were divested in 2018

◦	Reported segment revenue is expected to be negatively impacted by approximately $65 million from adverse foreign currency movements, based on current foreign exchange projections

•	Adjusted diluted EPS: $1.55 - $1.58

•	Free cash flow: $1.5 billion+

The Company expects the impacts to reported segment revenue and EBITDA from divestitures and adverse foreign currency movements to be more pronounced in the first half of 2019.

See "2019 Non-GAAP Guidance Reconciliation" in the financial tables of this press release for reconciliations of non-GAAP guidance measures to the most directly comparable GAAP measures.

Investor Conference Call

Due to the pending merger with Fiserv, the Company will not host a conference call/webcast to review the fourth quarter 2018 financial results.

Non-GAAP Measures

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the Company uses non-GAAP measures of certain financial performance. These non-GAAP measures include total segment revenue, total segment expense, total segment EBITDA, adjusted net income, adjusted EPS, free cash flow and net debt, and growth rates for these metrics compared to prior periods. The Company has included non-GAAP measures because management believes that they help to facilitate comparisons of the Company's operating results between periods. The Company believes the non-GAAP measures provide useful information to both management and users of our financial statements by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures. Additional information about non-GAAP financial measures, including reconciliations all non-GAAP measures to the most directly comparable GAAP measure can be found in the tables included in this press release.

About First Data

First Data (NYSE: FDC) is a global leader in commerce-enabling technology and solutions, serving approximately six million business locations and more than 3,700 financial institutions in more than 100 countries around the world. The Company’s 19,000 owner-associates are dedicated to helping companies, from start-ups to the world’s largest corporations, conduct commerce every day by securing and processing more than 3,000 transactions per second and $2.6 trillion per year.

Contact

Peter Poillon Investor Relations First Data 212-266-3565 Peter.Poillon@firstdata.com	Michael Schneider Corporate Communications First Data 212-515-0290 Michael.Schneider@firstdata.com

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First Data Corporation
Consolidated Statements of Income
(Unaudited)
(in millions, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017
Revenues:
Revenues excluding reimbursable items	$2,193	$2,131	$8,679	$8,129
Reimbursable items	206	1,019	819	3,923
Total revenues	2,399	3,150	9,498	12,052
Expenses:
Cost of revenues (exclusive of items shown below)	734	772	3,005	3,128
Selling, general, and administrative	656	567	2,651	2,178
Depreciation and amortization	256	259	1,009	972
Other operating expenses	13	35	119	143
Total expenses (excluding reimbursable items)	1,659	1,633	6,784	6,421
Reimbursable items	206	1,019	819	3,923
Total expenses	1,865	2,652	7,603	10,344
Operating profit	534	498	1,895	1,708
Interest expense, net	(219)	(229)	(917)	(931)
Loss on debt extinguishment	(150)	(8)	(153)	(80)
Other income	—	23	201	16
Income before income taxes and equity earnings in affiliates	165	284	1,026	713
Income tax expense (benefit)	5	(663)	49	(729)
Equity earnings in affiliates	54	55	221	222
Net income	214	1,002	1,198	1,664
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	52	54	193	199
Net income attributable to First Data Corporation	$162	$948	$1,005	$1,465

Net income attributable to First Data Corporation per share:
Basic	$0.17	$1.03	$1.08	$1.60
Diluted	$0.17	$1.00	$1.05	$1.56

Weighted-average common shares outstanding:
Basic	933	919	929	916
Diluted	961	945	957	940

The 2018 results include the impact of adopting ASC 606 (the New Revenue Standard), while the 2017 results are stated under ASC 605 (the Legacy Revenue Standard).

First Data Corporation
Selected Consolidated Balance Sheet and Cash Flow Data
(Unaudited)
(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	As of	As of
	12/31/2018	12/31/2017

Cash and cash equivalents	$555	$498
Settlement assets	11,423	20,363
Total assets	38,289	48,269

Short-term and current portion of long-term borrowings	1,170	1,271
Settlement obligations	11,423	20,363
Long-term borrowings	16,429	17,927
Total liabilities	31,250	42,183

Redeemable noncontrolling interest	77	72

Total First Data Corporation stockholders' equity	4,168	3,152
Noncontrolling interests	2,794	2,862
Total equity	6,962	6,014

SELECTED CONSOLIDATED CASH FLOW DATA

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017
Source/(Use) of cash
Net cash provided by operating activities	$498	$465	$2,307	$2,047
Net cash used in investing activities	(157)	(892)	(99)	(1,952)
Net cash (used in) provided by financing activities	(385)	419	(2,124)	9
Supplemental cash flow data
Cash interest payments(a)	$217	$221	$906	$889

(a)	For purposes of this schedule, cash interest payments excludes interest on capital leases and interest on foreign lines of credit.

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

	Three months ended December 31,				Twelve months ended December 31,
	2018	2017	% Change	Organic CC % Change(c)	2018	2017	% Change	Organic CC % Change(c)
Consolidated Revenues	$2,399	$3,150	(24)%		$9,498	$12,052	(21)%
Adjustments:
Non wholly owned entities(a)	(8)	(15)	(47)%		(22)	(64)	(66)%
Reimbursable items	(206)	(1,019)	(80)%		(819)	(3,923)	(79)%
Total Segment Revenues	$2,185	$2,116	3%	6%	$8,657	$8,065	7%	6%

Segment Revenues:
Global Business Solutions	$1,421	$1,298	9%	8%	$5,572	$4,899	14%	7%
Global Financial Solutions	375	412	(9)%	7%	1,596	1,623	(2)%	4%
Network & Security Solutions	389	406	(4)%	(1)%	1,489	1,543	(3)%	2%
Total Segment Revenues	$2,185	$2,116	3%	6%	$8,657	$8,065	7%	6%

	Three months ended December 31,				Twelve months ended December 31,
	2018	2017	% Change	Organic CC % Change(c)	2018	2017	% Change	Organic CC % Change(c)
Net income attributable to First Data Corporation	$162	$948	(83)%		$1,005	$1,465	(31)%
Adjustments:
Non wholly owned entities(a)	(6)	(9)	(33)%		(35)	(30)	17%
Depreciation and amortization	256	259	(1)%		1,009	972	4%
Interest expense, net	219	229	(4)%		917	931	(2)%
Loss on debt extinguishment	150	8	NM		153	80	91%
Other items(b)	13	12	8%		(82)	132	(162)%
Income tax expense (benefit)	5	(663)	(101)%		49	(729)	(107)%
Stock-based compensation	56	62	(10)%		248	245	1%
Total Segment EBITDA	$855	$846	1%	7%	$3,264	$3,066	6%	8%

Segment EBITDA:
Global Business Solutions	$514	$494	4%	8%	$1,995	$1,824	9%	9%
Global Financial Solutions	159	182	(13)%	2%	662	680	(3)%	3%
Network & Security Solutions	215	209	3%	3%	778	729	7%	7%
Corporate	(33)	(39)	15%	15%	(171)	(167)	(2)%	(2)%
Total Segment EBITDA	$855	$846	1%	7%	$3,264	$3,066	6%	8%

NM represents not meaningful

(a)
Net adjustment to reflect our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. Segment revenue for our significant affiliates is reflected based on our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. For other affiliates, we include equity earnings in affiliates, excluding amortization expense, in segment revenue.

(b)
Includes restructuring, non-normal course litigation and regulatory settlements, debt issuance expenses, deal and deal integration costs, Other expense as presented in the unaudited consolidated statements of income, which includes divestitures, derivative gains (losses), non-operating foreign currency gains (losses), and other as applicable to the periods presented.

(c) Organic constant currency growth (“Organic CC growth”) is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures in the prior year period; (3) includes the results of significant acquisitions in the prior year period; and (4) is adjusted to retrospectively apply New Reporting Standards to the prior year period.

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

SEGMENT REVENUE RECONCILIATION
	Three months ended December 31,			Twelve months ended December 31,
	2018	2017	% B/(W)(b)	2018	2017	% B/(W)(b)
Reported FDC segment revenue	$2,185	$2,116	3%	$8,657	$8,065	7%
New revenue standard adjustments (ASC 606)	—	31		—	103
FDC segment revenue (comparable accounting)	2,185	2,147	2%	8,657	8,168	6%
Currency impact	61	—		80	—
FDC CC adjusted segment revenue	2,246	2,147	5%	8,737	8,168	7%
Acquisitions/Divestitures(c)	—	(25)		—	104
Organic CC FDC segment revenue growth(a)	$2,246	$2,122	6%	$8,737	$8,272	6%

Reported GBS segment revenue	$1,421	$1,298	9%	$5,572	$4,899	14%
New revenue standard adjustments (ASC 606)	—	46		—	165
GBS segment revenue (comparable accounting)	1,421	1,344	6%	5,572	5,064	10%
Currency impact	48	—		73	—
Acquisitions/Divestitures(c)	—	22		—	202
Organic CC GBS segment revenue growth(a)	$1,469	$1,366	8%	$5,645	$5,266	7%

Reported GBS NA segment revenue	$1,102	$996	11%	$4,329	$3,814	14%
New revenue standard adjustments (ASC 606)	—	36		—	131
GBS NA segment revenue (comparable accounting)	1,102	1,032	7%	4,329	3,945	10%
Currency impact	—	—		—	—
Acquisitions/Divestitures(c)	—	23		—	203
Organic CC GBS NA segment revenue growth(a)	$1,102	$1,055	5%	$4,329	$4,148	4%

Reported GBS EMEA segment revenue	$178	$176	2%	$706	$639	10%
New revenue standard adjustments (ASC 606)	—	—		—	5
GBS EMEA segment revenue (comparable accounting)	178	176	2%	706	644	10%
Currency impact	7	—		(26)	—
Acquisitions/Divestitures(c)	—	(1)		—	(1)
Organic CC GBS EMEA segment revenue growth(a)	$185	$175	6%	$680	$643	6%

Reported GBS APAC segment revenue	$54	$48	13%	$201	$173	16%
New revenue standard adjustments (ASC 606)	—	1		—	2
GBS APAC segment revenue (comparable accounting)	54	49	9%	201	175	15%
Currency impact	3	—		1	—
Acquisitions/Divestitures(c)	—	—		—	—
Organic CC GBS APAC segment revenue growth(a)	$57	$49	15%	$202	$175	16%

Reported GBS LATAM segment revenue	$87	$78	12%	$336	$273	23%
New revenue standard adjustments (ASC 606)	—	9		—	27
GBS LATAM segment revenue (comparable accounting)	87	87	—%	336	300	12%
Currency impact	38	—		98	—
Acquisitions/Divestitures(c)	—	—		—	—
Organic CC GBS LATAM segment revenue growth(a)	$125	$87	45%	$434	$300	45%

Reported GFS segment revenue	$375	$412	(9)%	$1,596	$1,623	(2)%
New revenue standard adjustments (ASC 606)	—	(1)		—	(7)
GFS segment revenue (comparable accounting)	375	411	(8)%	1,596	1,616	(1)%
Currency impact	13	—		7	—
Acquisitions/Divestitures(c)	—	(47)		—	(77)
Organic CC GFS segment revenue growth(a)	$388	$364	7%	$1,603	$1,539	4%

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

	Three months ended December 31,			Twelve months ended December 31,
	2018	2017	% B/(W)(b)	2018	2017	% B/(W)(b)
Reported GFS NA segment revenue	$226	$242	(6)%	$920	$949	(3)%
New revenue standard adjustments (ASC 606)	—	—		—	(2)
GFS NA segment revenue (comparable accounting)	226	242	(6)%	920	947	(3)%
Currency impact	—	—		—	—
Acquisitions/Divestitures(c)	—	(20)		—	(31)
Organic CC GFS NA segment revenue growth(a)	$226	$222	2%	$920	$916	1%

Reported GFS EMEA segment revenue	$87	$112	(22)%	$430	$444	(3)%
New revenue standard adjustments (ASC 606)	—	(1)		—	(2)
GFS EMEA segment revenue (comparable accounting)	87	111	(21)%	430	442	(2)%
Currency impact	3	—		(16)	—
Acquisitions/Divestitures(c)	—	(27)		—	(46)
Organic CC GFS EMEA segment revenue growth(a)	$90	$84	8%	$414	$396	5%

Reported GFS APAC segment revenue	$29	$26	19%	$113	$98	15%
New revenue standard adjustments (ASC 606)	—	—		—	(9)
GFS APAC segment revenue (comparable accounting)	29	26	19%	113	89	28%
Currency impact	2	—		2	—
Acquisitions/Divestitures(c)	—	—		—	—
Organic CC GFS APAC segment revenue growth(a)	$31	$26	26%	$115	$89	30%

Reported GFS LATAM segment revenue	$33	$32	1%	$133	$132	1%
New revenue standard adjustments (ASC 606)	—	—		—	6
GFS LATAM segment revenue (comparable accounting)	33	32	1%	133	138	(4)%
Currency impact	8	—		21	—
Acquisitions/Divestitures(c)	—	—		—	—
Organic CC GFS LATAM segment revenue growth(a)	$41	$32	27%	$154	$138	12%

Reported NSS segment revenue	$389	$406	(4)%	$1,489	$1,543	(3)%
New revenue standard adjustments (ASC 606)	—	(14)		—	(55)
NSS segment revenue (comparable accounting)	389	392	(1)%	1,489	1,488	—%
Currency impact	—	—		—	—
Acquisitions/Divestitures(c)	—	—		—	(21)
Organic CC NSS segment revenue growth(a)	$389	$392	(1)%	$1,489	$1,467	2%

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

SEGMENT EBITDA RECONCILIATION
	Three months ended December 31,			Twelve months ended December 31,
	2018	2017	% B/(W)(b)	2018	2017	% B/(W)(b)
Reported FDC segment EBITDA	$855	$846	1%	$3,264	$3,066	6%
New revenue standard adjustments (ASC 606)	—	(2)		—	(15)
FDC segment EBITDA (comparable accounting)	855	844	2%	3,264	3,051	7%
Currency impact	36	—		61	—
FDC CC adjusted segment EBITDA	891	844	6%	3,325	3,051	9%
Acquisitions/Divestitures(c)	—	(7)		—	36
Organic CC FDC segment EBITDA growth(a)	$891	$837	7%	$3,325	$3,087	8%

Reported GBS segment EBITDA	$514	$494	4%	$1,995	$1,824	9%
New revenue standard adjustments (ASC 606)	—	(1)		—	(14)
GBS segment EBITDA (comparable accounting)	514	493	4%	1,995	1,810	10%
Currency impact	26	—		48	—
Acquisitions/Divestitures(c)	—	8		—	59
Organic CC GBS segment EBITDA growth(a)	$540	$501	8%	$2,043	$1,869	9%

Reported GFS segment EBITDA	$159	$182	(13)%	$662	$680	(3)%
New revenue standard adjustments (ASC 606)	—	(1)		—	(1)
GFS segment EBITDA (comparable accounting)	159	181	(11)%	662	679	(2)%
Currency impact	10	—		13	—
Acquisitions/Divestitures(c)	—	(15)		—	(23)
Organic CC GFS segment EBITDA growth(a)	$169	$166	2%	$675	$656	3%

Reported NSS segment EBITDA	$215	$209	3%	$778	$729	7%
New revenue standard adjustments (ASC 606)	—	—		—	—
NSS segment EBITDA (comparable accounting)	215	209	3%	778	729	7%
Currency impact	—	—		—	—
Acquisitions/Divestitures(c)	—	—		—	—
Organic CC NSS segment EBITDA growth(a)	$215	$209	3%	$778	$729	7%

(a)
Organic constant currency growth (“Organic CC growth”) is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures in the prior year period; (3) includes the results of significant acquisitions in the prior year period; and (4) is adjusted to retrospectively apply New Reporting Standards to the prior year period.

(b)	“B” means results in 2018 are better than results in 2017 “(W)” means results are worse.

(c)
“Acquisitions/Divestitures" includes the following 2017 and 2018 activity: the acquisitions of CardConnect and BluePay in GBS North America; the formation of the digital banking JV in NSS (treated as a 50% digital banking revenue divestiture), and the divestitures of the Baltics, Greece, Central/Eastern Europe, and RemitCo businesses within GFS.

First Data Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(in millions)

ADJUSTED NET INCOME RECONCILIATION

	Three months ended December 31,			Twelve months ended December 31,
	2018	2017	% Change	2018	2017	% Change
Net income attributable to First Data Corporation	$162	$948	(83)%	$1,005	$1,465	(31)%
Adjustments:
Stock-based compensation	56	62	(10)%	248	245	1%
Loss on debt extinguishment	150	8	NM	153	80	91%
Amortization of acquisition intangibles and deferred financing costs(a)	101	108	(6)%	413	403	2%
Other(b)	13	12	8%	(82)	127	NM
Non wholly-owned entities	1	(3)	(133)%	(8)	—	NM
Discrete tax adjustment(c)	—	12	(100)%	—	11	(100)%
Income tax on above items and discrete tax items(d)(e)	(119)	(730)	(84)%	(375)	(906)	59%
Adjusted net income attributable to First Data Corporation	$364	$417	(13)%	$1,354	$1,425	(5)%

Adjusted net income per share:
Basic	$0.39	$0.45	(13)%	$1.46	$1.56	(6)%
Diluted	$0.38	$0.44	(14)%	$1.41	$1.52	(7)%

Weighted-average common shares used to compute adjusted net income per share:
Basic	933	919	2%	929	916	1%
Diluted	961	945	2%	957	940	2%
NM represents not meaningful

(a)
Represents amortization of intangibles established in connection with the 2007 KKR merger and acquisitions we have made since the 2007 KKR merger, excluding the percentage of our consolidated amortization of acquisition intangibles related to non-wholly owned consolidated alliances equal to the portion of such alliances owned by our alliance partners.

(b)	Other represents restructuring, net gains and losses on divestitures, deal and deal integration cost, and other items.

(c)
Prior to January 1, 2018, we excluded the impact of all discrete tax items from Adjusted Net Income and Diluted Adjusted Net Income per Share. We will no longer exclude certain discrete items which were deemed to be recurring in nature. We retrospectively adjusted the prior period results presented in these unaudited consolidated financial statements.

(d)
We exclude from Adjusted net income certain discrete tax item, such as tax law changes, tax impact of mergers and acquisitions, valuation allowance releases, and tax reserves related to issues that arose before KKR acquired us within a year.

(e)
The tax effect of the adjustments between our GAAP and adjusted results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact at the U.S. effective tax rate for certain adjustments, including the majority of amortization of intangible assets, deferred financing costs, stock compensation, and loss on debt extinguishment; whereas the tax impact of other adjustments, including restructuring expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions.

First Data Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(in millions)

FREE CASH FLOW RECONCILIATION

	Three months ended December 31,			Twelve months ended December 31,
	2018	2017	Change	2018	2017	Change

Net cash provided by operating activities	$498	$465	$33	$2,307	$2,047	$260
Capital expenditures	(152)	(128)	(24)	(604)	(518)	(86)
Distribution and dividends paid to noncontrolling interests and redeemable noncontrolling interest and other	(62)	(57)	(5)	(229)	(170)	(59)
Free cash flow	$284	$280	$4	$1,474	$1,359	$115

	NET DEBT RECONCILIATION

	As of	As of
	12/31/2018	12/31/2017
Total long-term borrowings	$16,429	$17,927
Total short-term and current portion of long-term borrowings	1,170	1,271
Total borrowings	17,599	19,198
Unamortized discount and unamortized deferred financing costs	94	126
Total borrowings at par	17,693	19,324
Less: Settlement lines of credit and other arrangements	224	205
Gross debt excluding settlement lines of credit and other arrangements	17,469	19,119
Less: Cash and cash equivalents	555	498
Net debt	$16,914	$18,621

First Data Corporation
2019 Non-GAAP Guidance Reconciliation
(Unaudited)
(in millions)

Consolidated Revenue to Total Segment Revenue
FY 2019 vs. FY 2018
Consolidated revenue (at reported rates)	~2.0-3.0%
Adjustments:
+Non wholly owned entities
+Reimbursable postage and other
+Currency Impact
+Divestiture Impact
Total segment revenue (at constant currency)	~5.0-6.0%

Net Income Attributable to FDC to Total Segment EBITDA
FY 2019 vs. FY 2018
Net income attributable to FDC	~(5.0%) - (2.0%)(1)
Adjustments
+Depreciation and amortization
+Interest Expense, net
+Income tax (benefit) expense
+Stock Based Compensation
+Other(2)
+Currency Impact
Memo: Total segment EBITDA (at constant currency)	~6.0-8.0%

Net Income Attributable to FDC to Adjusted Net Income
FY 2019
Net income attributable to FDC	$0.98 - $1.01(1)
Adjustments (note: adjustments represent positive balances)
+Stock-based compensation
+Amortization of acquisition intangibles and deferred financing cost
+Other(3)
Adjusted Net Income	$1.55 - $1.58

Cash Flow From Operations to Free Cash Flow
FY 2019
Cash / provided by operating activities	$2.4B+
+Adjustments(4)
Free cash flow	$1.5B+

(1)	Impacted by the non-recurrence of a significant one-time tax benefit recorded in 2018.

(2)	Includes non wholly owned entities adjustment, loss on debt extinguishment, as well as other items.

(3)	Includes loss on debt extinguishment, gain/loss on divestitures, restructuring, impairment, litigation and other, as well as the impact of tax expense/(benefit) of the adjusted items.

(4)	Includes capital expenditures and distributions to minority interest and other.

First Data Corporation
Important Additional Information and Where to Find It and Forward Looking Statements

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed merger transaction between First Data Corporation (“First Data”) and Fiserv, Inc. (“Fiserv”). In connection with the proposed merger, Fiserv will file with the SEC a registration statement on Form S-4 that will include the joint proxy and consent solicitation statement of First Data and Fiserv and a prospectus of Fiserv, as well as other relevant documents regarding the proposed transaction. A definitive joint proxy and consent solicitation statement/prospectus will also be sent to First Data stockholders and Fiserv shareholders. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY AND CONSENT SOLICITATION STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the joint proxy and consent solicitation statement/prospectus, as well as other filings containing information about First Data and Fiserv, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from First Data by accessing First Data’s website at investor.firstdata.com or from Fiserv by accessing Fiserv’s website at investors.fiserv.com. Copies of the joint proxy and consent solicitation statement/prospectus can also be obtained, free of charge, by directing a request to First Data Investor Relations at Investor Relations, First Data, 5565 Glenridge Connector NE, Suite 2000, Atlanta, GA 30342, by calling 212-266-3565, or by sending an e-mail to peter.poillon@firstdata.com or to Fiserv Investor Relations at Investor Relations, Fiserv, 255 Fiserv Drive Brookfield, WI 53045, by calling 800-425-3478 or by sending an e-mail to investor.relations@fiserv.com.

First Data and Fiserv and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from First Data stockholders and Fiserv shareholders in respect of the transaction described in the joint proxy and consent solicitation statement/prospectus. Information regarding First Data’s directors and executive officers is contained in First Data’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Proxy Statement on Schedule 14A, dated March 29, 2018, which are filed with the SEC. Information regarding Fiserv’s directors and executive officers is contained in Fiserv’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Proxy Statement on Schedule 14A, dated April 10, 2018, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy and consent solicitation statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

First Data Corporation
Important Additional Information and Where to Find It and Forward Looking Statements

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication may constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern strategy, plans, projections or intentions. Examples of forward-looking statements include, but are not limited to, all statements made relating to revenue, earnings before net interest expense, income taxes, depreciation and amortization, earnings, margins, growth rates and other financial results for future periods. By their nature, forward-looking statements speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. In addition to factors previously disclosed in First Data’s and Fiserv’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of First Data and Fiserv to terminate the definitive merger agreement between First Data and Fiserv; the outcome of any legal proceedings that may be instituted against First Data, Fiserv or their respective stockholders, shareholders or directors; the ability to obtain regulatory approvals and meet other closing conditions to the merger, including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated or that are material and adverse to First Data’s or Fiserv’s business; a delay in closing the merger; the ability to obtain approval by First Data stockholders and Fiserv shareholders on the expected terms and schedule; difficulties and delays in integrating the First Data and Fiserv businesses, including with respect to implementing systems to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realizing anticipated cost savings and other anticipated benefits of the merger; business disruptions from the proposed merger that will harm First Data’s or Fiserv’s business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, including as it relates to First Data’s or Fiserv’s ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients; certain restrictions during the pendency of the merger that may impact First Data’s or Fiserv’s ability to pursue certain business opportunities or strategic transactions; the ability of First Data or Fiserv to retain and hire key personnel; uncertainty as to the long-term value of the common stock of Fiserv following the merger; the continued availability of capital and financing following the merger; the business, economic and political conditions in the markets in which First Data and Fiserv operate; the impact of new or changes in current laws, regulations, credit card association rules or other industry standards, including privacy and cybersecurity laws and regulations; and events beyond First Data’s or Fiserv’s control, such as acts of terrorism.

Any forward-looking statements speak only as of the date of this communication or as of the date they were made, and neither First Data nor Fiserv undertakes any obligation to update forward-looking statements. For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in First Data’s and Fiserv’s most recent reports

First Data Corporation
Important Additional Information and Where to Find It and Forward Looking Statements

on Form 10-K for the year ended December 31, 2017, and any material updates to these factors contained in any of First Data’s and Fiserv’s future filings.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, you should not place any reliance on these forward-looking statements. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.